MARSICO CAPITAL MANAGEMENT, LLC
                          THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS

A.   INTRODUCTION AND OVERVIEW ............................................    2
B.   KEY DEFINITIONS ......................................................    3
C.   PERSONS COVERED BY THE CODE ..........................................    5
D.   SUMMARY OF GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS .......    6
D.1. TRANSACTIONS IN RESTRICTED-REPORTABLE INVESTMENTS ....................    7
D.2. PERMITTED TRANSACTIONS IN OTHER INVESTMENTS ..........................   10
D.3. TRANSACTIONS REQUIRING PRE-CLEARANCE .................................   11
D.4. SPECIAL TRANSACTIONS REQUIRING PRE-CLEARANCE OF PURCHASE OR SALE .....   13
E.1. REPORTING OBLIGATIONS ................................................   15
E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS ................................   19
F.   VIOLATIONS OF THE CODE ...............................................   19
G.   PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION .......................   20
H.1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
     OFFERINGS ............................................................   20
H.2. RECORDKEEPING REQUIREMENTS ...........................................   23
H.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS ........................   24
I.   DEFINITIONS OF CERTAIN TERMS .........................................   24
J.   ADOPTION AND EFFECTIVE DATE ..........................................   27

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A.   INTRODUCTION AND OVERVIEW

     This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). The Code imposes stringent restrictions on personal investing, other business activities, and gifts/entertainment to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity.

     The Code applies to Employees and other Covered Persons identified in Section B. below. As used in the Code, terms such as "you," "your," "we," and "our " may refer to Employees alone or to Covered Persons generally (including Employees and related persons as defined in Section B. 1. ), depending on the context. Please ask the Compliance Department if you have any questions. It is your responsibility to become familiar with the Code and comply with it as a condition of your employment. Violations will be taken seriously and may result in sanctions including termination of employment.

     The Code's restrictions reflect fiduciary duties and other duties that we owe to clients (including the Marsico Funds and their shareholders), such as:

          o The duty to place the interests of clients first and avoid abuses of their trust

               -    Treat clients with care, loyalty, honesty, and good faith

               -    Treat clients equitably and avoid favoritism

               -    Don't place personal interests ahead of clients

               - Don't take an investment opportunity that belongs to clients

          o The duty to avoid, manage, minimize, or disclose material conflicts of interest

               - Restrict personal investing to keep focus on client interests and minimize investment-related conflicts of interest

               - Restrict outside business activities to minimize other conflicts of interest

               - Seek to disclose material conflicts of interest that cannot be avoided

          o    The duty not to take inappropriate advantage of position

               - Avoid extravagant gifts or entertainment from or to service providers or clients to avoid misunderstanding about appropriate business relationships

          o    The duty to comply with securities laws

               - Don't mislead clients through misstatements or failures to state material facts

               -    Don't engage in fraud or deceit upon clients

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     Because regulations and industry standards can change, Marsico reserves the right to amend any part of the Code. Marsico also may grant exemptions when necessary if no harm to clients is expected to result and the exemption is documented by the Compliance Department.

     No code of ethics can anticipate every situation. Even if no specific Code provision applies, please abide by the general duties and other principles of the Code outlined above. IF YOU HAVE ANY QUESTIONS ABOUT THE CODE OR WHETHER CERTAIN MATTERS MAY BE COVERED BY IT, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

B.  KEY DEFINITIONS

     A few key capitalized terms in the Code are defined here. Other terms are defined in Section I. later in the Code.

     1. COVERED PERSON means all persons subject to any Code requirements, including all Employees; their immediate family members by blood or marriage living in an Employee's household ; any relative or non-relative who shares significant financial arrangements with an Employee (as may be reflected in, without limitation, a joint checking account or investment account); and any other Access Person as defined in Section I.

          Although certain requirements and restrictions of the Code apply only to Employees, others apply to all Covered Persons. In particular, all accounts and trades of Covered Persons must meet trading restrictions and reporting requirements, and each Employee must report all accounts and trades for related Covered Persons as discussed in Section E. 1. , including:

          o ANY ACCOUNT in which a Covered Person has a direct or indirect Beneficial Ownership interest, and TRADES IN SUCH ACCOUNTS, unless Compliance determines otherwise.

          o ANY OTHER ACCOUNT over which a Covered Person has direct or indirect influence or control, and TRADES IN SUCH ACCOUNTS, unless Compliance determines otherwise.

     Please ask the Compliance Department if you have any questions.

     2. COVERED SECURITY means all securities and similar investments subject to the Code, including any stock, bond, or other instrument that is considered a "security" under the Investment Company Act, futures or options based on such a security, and any interest in a private investment fund, hedge fund, or limited partnership, but not does not include certain investments listed in d. below. More specifically, Covered Securities include the following:

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     a.   PROHIBITED INVESTMENTS -- means those investments that a Covered person generally may not hold or purchase. Prohibited Investments include the following:

          o SHARES OF FUNDS SUB-A DVISED BY MARSICO ("MCM SUB-ADVISED FUNDS"). MCM Sub-advised Funds may not be purchased or held by Covered Persons. If a Covered Person already holds shares of any MCM Sub-advised Fund when a related Employee joins Marsico, the shares must be disposed of (see D.1.d. below).

     b. RESTRICTED-REPORTABLE INVESTMENTS -- means stocks, corporate bonds, and derivatives described further below, which a Covered Person may purchase, sell, or sell short ONLY IF THE COVERED PERSON OBTAINS PRE-CLEARANCE OF EVERY TRANSACTION, and also reports all transactions and all holdings.

          Marsico Fund shares also are considered Restricted-Reportable Investments, and are subject to special requirements discussed below.

          RESTRICTED-REPORTABLE INVESTMENTS MUST BE TRADED THROUGH BROKERS APPROVED BY COMPLIANCE AS IDENTIFIED ON A LIST PROVIDED BY COMPLIANCE ("ELECTRONIC FEED BROKERS"). Compliance may make changes or exceptions to the Electronic Feed Brokers list as needed and on a limited basis.

          Restricted-Reportable Investments include the following:

          o Shares of publicly traded common stock or preferred stock (including warrants and rights)

          o    Corporate bonds

          o Any security future, or any put, call, straddle, option, or privilege on a particular security

          The MARSICO FUNDS are also considered Restricted-Reportable Investments for purposes of this Code, although they can be PURCHASED without pre- clearance through UMB Fund Services ("UMB"), through MCM's 401(k) plan (Empower Retirement, or "Empower" (formerly known as Great-West)), or through Electronic Feed Brokers ONLY. SALES OR EXCHANGES OUT OF MARSICO FUND SHARES MUST BE PRE-CLEARED BY COMPLIANCE.

     c. REPORTABLE INVESTMENTS -- means those investments that a Covered Person generally can purchase, hold, exchange, sell, or sell short without pre- clearance, but for which transactions must be reported. Reportable Investments include the following:

          o Municipal securities and foreign sovereign debt, including bills, bonds or notes

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          o    Exchange-traded funds ("ETFs"), exchange-traded notes ("ETNs") , and closed-end funds (WHICH MAY ONLY BE TRADED THROUGH ELECTRONIC FEED BROKERS)

          o Shares of collective investment funds or commingled funds held through retirement plans

          o Any put, call, straddle, option, or privilege on a group or index of securities

          o Any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency

          o Futures, options, or other derivatives based directly on particular Reportable Investments (but not on Restricted-Reportable Investments)

          o    Registered notes through person-to-person lending programs

     d. THE FOLLOWING ARE NOT CONSIDERED COVERED SECURITIES, and therefore transactions in them are not restricted or reportable under the Code:

          o Direct obligations of the U.S. government (e.g., Treasury securities)

          o Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements

          o    Shares issued by money market funds

          o Shares of open-end mutual funds (EXCEPT ETFs, ETNs, and closed-end funds (which are Reportable Investments), shares of the Marsico Funds (which are Restricted-Reportable Investments) or MCM Sub-advised Funds (which are Prohibited Investments))

          o    Interests in a state-sponsored college savings 529 plan

          o Investments that are not securities, such as commodities, foreign currencies, futures, options, or other derivatives (if not based directly on particular Restricted-Reportable Investments). However, any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency MUST BE REPORTED quarterly and/or annually as described in Section 2.c. above.

C.   PERSONS COVERED BY THE CODE

     Certain requirements and restrictions of the Code apply to Employees alone, while others apply to all Covered Persons generally (including Employees and related persons as defined in Section B.1.), depending on the context. Please ask the Compliance Department if you have any questions.

     TRUSTEES OF THE FUNDS

     Trustees of the Funds who are Employees are subject to all provisions of the Code. In contrast, Trustees who are NOT "interested persons" of the Funds, as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("Independent Trustees"),

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     are subject to the Code generally, but are not subject to the investment restrictions or reporting requirements in Sections D., D.1., D.2., D.3., or
     D.4. Independent Trustees are not subject to Section E.1., applicable to a transaction in a Covered Security, UNLESS THE INDEPENDENT TRUSTEE KNEW OR SHOULD HAVE KNOWN, IN THE ORDINARY COURSE OF FULFILLING HIS OR HER OFFICIAL DUTIES AS A FUND TRUSTEE, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE INDEPENDENT TRUSTEE'S TRANSACTION IN A COVERED SECURITY, MARSICO PURCHASED OR SOLD THAT SECURITY FOR A FUND, OR CONSIDERED THE PURCHASE OR SALE OF THAT SECURITY. In addition, Independent Trustees are not subject to the restrictions in Section H.1. regarding board service, other business activities, or gifts and entertainment.

     A special provision of the Code applies to any Independent Trustee who is an officer or director of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. See Section G. below.

D.   SUMMARY OF GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

     SPECIFIC LIMITATIONS ON PERSONAL INVESTING: The Code generally allows Covered Persons to personally transact in Restricted-Reportable Investments (subject to limitations including pre-clearance and a Blackout Period described in Sections D. 1.a.1. and D.3.c. below), Reportable Investments, and other investments that are not considered Covered Securities. Related requirements are described in Sections D. 1., D.2., D.3., and Section E. below.

     OTHER CONDUCT GUIDELINES FOR PERSONAL INVESTING: In addition, SEC rules impose certain general conduct guidelines that apply to personal investments that are permitted by the Code:

     1. A Covered Person may not acquire an interest in a Limited Offering or in an Initial Public Offering without the prior written approval of MCM (THESE TYPES OF INVESTMENTS ARE NOT ELIGIBLE FOR THE DE MINIMIS EXEMPTIONS FROM THE BLACKOUT PERIOD DESCRIBED IN D.3.D. BELOW).

     2. With respect to the Marsico Funds, an Employee may not, in connection with the acquisition or sale of any Security Held or to be Acquired by a Fund or any Security issued by the Fund:

          (a)  Employ any device, scheme, or artifice to defraud the Fund;

          (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;

          (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or


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          (d)  Engage in any manipulative practice with respect to the Fund.

     Here are a few examples of conduct that must be avoided under these conduct guidelines:

          o Causing a Fund to invest (or not invest) in a security to achieve a personal benefit for a Covered Person rather than for the benefit of the Fund.

               Examples include:

               - Causing a Fund to buy a security to support or drive up the value of a Covered Person's own investment in the security

               - Causing a Fund not to sell a security to protect a Covered Person's own investment

          o Exploiting knowledge of Fund transactions to profit from their market effects.

               Examples include:

               - Selling a security for a Covered Person's own account based on the knowledge that the Fund is about to sell the same security

D.1. TRANSACTIONS IN RESTRICTED-REPORTABLE INVESTMENTS

     a. REQUIREMENTS RELATED TO RESTRICTED-REPORTABLE INVESTMENTS . Restricted- Reportable Investments may include securities that MCM may buy or sell for clients. To minimize potential conflicts of interest, Marsico requires all Covered Persons to submit a pre-clearance request to the Compliance Department for ALL TRANSACTIONS IN ANY RESTRICTED-REPORTABLE INVESTMENTS (other than Marsico Fund shares, which require pre-clearance for sales only) except in limited cases. Restricted-Reportable Investments Include:

          o Shares of publicly traded common stock or preferred stock (including warrants and rights)

          o    Corporate bonds

          o Any security future, or any put, call, straddle, option, or privilege on a particular security

          The MARSICO FUNDS are also considered Restricted-Reportable Investments for purposes of this Code, although they can be PURCHASED without pre-clearance through UMB, Empower, or through Electronic Feed Brokers ONLY, AND ARE NOT SUBJECT TO THE BLACKOUT PERIOD DESCRIBED BELOW. SALES OR EXCHANGES OUT OF MARSICO FUND SHARES MUST BE PRE-CLEARED BY COMPLIANCE.

          1.   COVERED PERSONS MAY NOT PURCHASE OR SELL ANY
               RESTRICTED-REPORTABLE INVESTMENTS WITHIN THREE BUSINESS DAYS BEFORE OR AFTER, NOT INCLUDING THE

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               DAY OF THE TRADE ("BLACKOUT PERIOD", as further described in
               D.3.c. below), A TRADE IN THE SAME SECURITY (OR A SECURITY ISSUED BY THE SAME ISSUER, SUBJECT TO COMPLIANCE REVIEW) FOR A FUND OR OTHER CLIENT, subject to the de minimis exemptions from the Blackout Period (see D.3.d. below).

          2. COVERED PERSONS MAY NOT SELL SHORT A SECURITY (OR EFFECT DERIVATIVE TRANSACTIONS INTENDED TO ACCOMPLISH A SIMILAR RESULT FOR THAT SECURITY) CURRENTLY HELD FOR A FUND OR OTHER CLIENT.

          3. ALL TRANSACTIONS IN RESTRICTED-REPORTABLE INVESTMENTS MUST BE TRADED THROUGH BROKERS ON THE ELECTRONIC FEED BROKERS LIST.

          4. PRE-CLEARANCE MUST BE OBTAINED FROM THE COMPLIANCE DEPARTMENT FOR ALL TRANSACTIONS IN A RESTRICTED-REPORTABLE INVESTMENT (EXCEPT IN CERTAIN CIRCUMSTANCES FURTHER DESCRIBED IN D.1.C. BELOW).

          5. THE BLACKOUT PERIOD (SEE D.3.C. BELOW) WILL APPLY TO ALL TRANSACTIONS NOT MEETING THE DE MINIMIS CRITERIA (SEE D.3.D. BELOW).

          6. ALL TRANSACTIONS ARE SUBJECT TO A 30 DAY HOLDING PERIOD REQUIREMENT calculated using a last in, first out ("LIFO") methodology. Covered Persons are prohibited from disposing of a Restricted-Reportable Investment within 30 calendar days of the most recent acquisition. The prohibition also applies to re-acquiring a disposed security within 30 calendar days of the last sale date. The Compliance Department may waive compliance with this requirement in advance at its discretion.

          7. THE MAXIMUM NUMBER OF TRANSACTIONS PER CALENDAR QUARTER IS LIMITED TO 20 TOTAL (AN EMPLOYEE'S AND A RELATED COVERED PERSON'S TRANSACTIONS WILL BE AGGREGATED ACROSS ACCOUNTS HAVING COMMON OWNERSHIP), with the Compliance Department having discretion to occasionally allow variances to this on a limited basis. This maximum number applies to all transactions in Restricted-Reportable Investments, even those meeting the Blackout Period de minimis exemptions.

     b. HOLDING PREVIOUSLY ACQUIRED RESTRICTED-REPORTABLE INVESTMENTS. Despite the requirement to use Electronic Feed Brokers to transact in Restricted- Reportable Investments, Covered Persons may continue to HOLD Restricted- Reportable Investments acquired before a related Employee joined Marsico in their existing non-Electronic Feed Broker brokerage account. Any sales of previously acquired Restricted-Reportable Investments must be pre-cleared with the Compliance Department. Any new purchases of Restricted-Reportable Investments (even if the same securities are already held) must be made through one of the Electronic Feed Brokers.


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     c.   EXCEPTIONS FOR ACQUISITIONS OF RESTRICTED-REPORTABLE INVESTMENTS
          INVOLVING LIMITED DISCRETION. Despite general pre-clearance restrictions on purchasing these securities, Covered Persons may otherwise ACQUIRE AND HOLD certain Restricted-Reportable Investments through certain transactions involving limited discretion without pre-clearance, subject to conduct guidelines in Section D. and security and account reporting requirements in Section E. 1. In particular, Covered Persons may acquire Restricted-Reportable Investments through:

          o    DIVIDEND REINVESTMENT PLANS

          o THE RECEIPT AND THE EXERCISE, WHETHER OR NOT DISCRETIONARY, OF RIGHTS, WARRANTS, OPTIONS, OR OTHER SECURITIES GRANTED TO A COMPANY'S EXISTING SHAREHOLDERS BECAUSE OF THEIR PRE-EXISTING OWNERSHIP OF RELATED SECURITIES, or granted to its current or former employees (such as the receipt of securities of a spin-off of an existing company, or the discretionary or non-discretionary exercise of warrants or rights to buy tracking stock, additional securities, or related securities).

          o THE RECEIPT OF STOCK THROUGH STOCK DIVIDENDS, STOCK SPLITS, MERGERS, SPINOFFS, RESTRICTED SHARES THAT BECOME UNRESTRICTED BY THEIR OWN TERMS, OR OTHER CORPORATE EVENTS THAT ARE GENERALLY APPLICABLE TO OTHER EXISTING HOLDERS OF THE SAME CLASS OF SECURITIES. MCM hereby grants prior approval to acquire an interest in an Initial Public Offering if the securities acquired are issued to Covered Persons who are existing shareholders pursuant to this paragraph. Please note that any SALE of Restricted-Reportable Investments obtained through these means must meet the pre-clearance and other requirements described in Section D. 3.

          o NON-VOLITIONAL TRANSACTIONS. A Covered Person may acquire or divest Restricted-Reportable Investments through non-volitional transactions that the person generally does not control (such as when an issuer whose securities you already own issues new securities to you or redeems or replaces a security, a derivative instrument expires, shares you already own are deemed worthless or written off after a significant event for the company that issued the shares, or you receive a gift from a relative or other person outside your control). If you acquire Restricted-Reportable Investments through a non-volitional transaction, but can control their sale, the SALE must meet the pre-clearance and other requirements described in Section D. 3.

     d. HOLDING OF SHARES OF MCM SUB-ADVISED FUNDS. A COVERED PERSON MUST DISPOSE OF, AND MAY NOT HOLD SHARES OF, AN MCM SUB-ADVISED FUND AFTER A RELATED EMPLOYEE JOINS MARSICO. Covered Persons who acquired MCM Sub- advised Fund shares prior to a related Employee's employment with Marsico should sell those shares within 60 days of joining Marsico. A pre-clearance is not required in this circumstance.

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     e.   PURCHASES/HOLDING/SALES OF MARSICO FUND SHARES. Covered Persons may
          invest in Marsico Fund shares subject to the following restrictions:

          o Marsico Fund shares may only be purchased through UMB, Empower, or through Electronic Feed Brokers.

          o If a Covered Person acquired Marsico Fund shares through channels other than UMB, Empower, or through Electronic Feed Brokers before a related Employee joined Marsico, the Covered Person must initiate a transfer of the shares to UMB, Empower, or any of the Electronic Feed Brokers, or sell the shares within 60 days of joining Marsico.

          o    Covered Persons must hold all Marsico Fund shares for at least
               30 days after purchase. Waivers may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as systematic withdrawal programs). Automatic investments into Marsico Fund shares (e. g. , generated by ongoing systematic bi-monthly contributions into the Empower 401(k) plan or an ongoing automatic investment plan into a UMB or Electronic Feed Broker account) are exempt from the 30 day hold period (STANDARD COMPLIANCE PRE-CLEARANCE OF THE SALE IS STILL REQUIRED ). Sanctions may be imposed for a violation up to and including disgorgement of any profit on a sale. The Compliance Department's determination regarding any sanction will be final.

          Marsico Fund shares are subject to sale pre-clearance and reporting requirements discussed in Section D. 3. , subject to certain exceptions:

          o An Employee may obtain a hardship withdrawal from an MCM 401(k) plan or borrow against an MCM 401(k) Plan account with Empower, even though such a withdrawal or borrowing may involve an effective sale of some or all Marsico Fund shares held in the account, without pre-clearing the sale.

D.2. PERMITTED TRANSACTIONS IN OTHER INVESTMENTS

     A Covered Person may freely, without pre-clearance, purchase, hold, exchange, sell, or sell short Reportable Investments, or investments that are not Covered Securities. These transactions must still comply with Section D. and reporting requirements in Section E.1.

     a.   PURCHASE, HOLDING, OR SALE OF REPORTABLE INVESTMENTS

          A Covered Person (or financial adviser, trustee or other person) may, without pre-clearance, buy, hold, exchange, sell, or sell short Reportable Investments, including the following:


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          o    Municipal securities and foreign sovereign debt, including bills, bonds or notes

          o ETFs, ETNs, and closed-end funds traded through Electronic Feed Brokers

          o Shares of collective investment funds or commingled funds held through retirement plans

          o Any put, call, straddle, option, or privilege on a group or index of securities

          o Any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency

          o Futures, options, or other derivatives, including those based directly on particular Reportable Investments (but not on particular Restricted- Reportable Investments)

          o    Registered notes through person-to-person lending programs

          (REMINDER: YOU MUST REPORT QUARTERLY (OR MORE FREQUENTLY, AS MAY BE REQUESTED BY COMPLIANCE) ANY TRADING ACTIVITY IN THE ABOVE SECURITIES, AND YOU MUST REPORT ANNUALLY YOUR HOLDINGS OF THE ABOVE SECURITIES)

     b.   PURCHASE, HOLDING, OR SALE OF INVESTMENTS THAT ARE NOT COVERED
          SECURITIES

          A Covered Person (or financial adviser, trustee or other person) may, without pre-clearance, buy, hold, exchange, sell, or sell short without restrictions any security or other investment that is not a Covered Security, including the following:

          o Direct obligations of the U.S. government (e.g., Treasury securities)

          o Bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements

          o    Shares issued by money market funds

          o Shares of open-end mutual funds (EXCEPT ETFs, ETNs, and closed-end funds (which are Reportable Investments), shares of the Marsico Funds (which are Restricted-Reportable Investments) or MCM Sub-advised Funds, which are Prohibited Investments))

          o    Interests in a state-sponsored college savings 529 plan

          o Investments that are not securities, such as commodities, foreign currencies, futures, options, or other derivatives (if not based directly on particular Restricted-Reportable Investments). However, any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency MUST BE REPORTED quarterly and/or annually as described in Section D. 2. above.

          (REMINDER: You do NOT need to report activity in or holdings of Investments that are not Covered Securities, but the account must still be reported)

D.3. TRANSACTIONS REQUIRING PRE-CLEARANCE

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     A Covered Person may transact in a Restricted-Reportable Investment
     (including Marsico Fund shares or other securities) if the person follows pre-clearance and other procedures designed to avoid potential conflicts of interest.

     a.   RESTRICTED-REPORTABLE INVESTMENTS (INCLUDING MARSICO FUND SHARES).

          BEFORE a Covered Person buys, sells, or exchanges any Restricted-Reportable Investment (Marsico Fund shares only require pre-clearance for sales or exchanges that will create a sale), a related Employee must submit a pre- clearance request and receive approval. The persons authorized to approve pre- clearances for transactions are:

               Compliance Analysts or Director of Compliance
               Chief Compliance Officer of MCM
               Chief Compliance Officer of the Marsico Funds

     ONCE PRE-CLEARANCE IS GRANTED IT IS VALID ONLY UNTIL MARKET CLOSE ON THE NEXT BUSINESS DAY, AND ONLY FOR THE APPROVED SECURITY AND AMOUNT INDICATED ON THE PRE-CLEARANCE (or for a lower amount) unless otherwise discussed with Compliance staff.

     FAILURE TO OBTAIN PRE-CLEARANCE FOR A PURCHASE, SALE, OR EXCHANGE OF ANY RESTRICTED-REPORTABLE INVESTMENT (MARSICO FUND SHARES ONLY REQUIRE PRE-CLEARANCE FOR SALES OR EXCHANGES THAT WILL CREATE A SALE) IS A BREACH OF MARSICO'S RULES. A violation by an Employee or a related Covered Person may expose the Employee to sanctions, may require a trade to be canceled, and the Covered Person or related Employee may be required to bear any loss. If MCM believes it is warranted in its sole discretion, MCM may require any profits from an unauthorized trade to be donated to a charity.

     b. HOLDING PERIOD FOR SHARES OF MARSICO FUNDS. As a general principle, Covered Persons should engage in personal securities transactions in the Marsico Funds for investment purposes rather than to generate short-term trading profits. Therefore, Covered Persons are generally prohibited from selling Marsico Fund shares acquired within the previous 30 days. MCM may waive compliance with this requirement in advance for good cause shown (such as a need to sell investments to buy a home).

     c.   BLACKOUT PERIOD FOR RESTRICTED-REPORTABLE INVESTMENTS. You MAY NOT
          BUY OR SELL a Restricted-Reportable Investment WITHIN THREE BUSINESS DAYS BEFORE OR AFTER, not including the day of the trade (the Blackout Period), a trade in the same security (or a security issued by the same issuer, subject to Compliance review) for a Fund or other client. This Blackout Period is intended to ensure that a Covered Person's securities transactions do not coincide with those of MCM's clients. Its application BEFORE a trade for a client poses difficulties (since it may be impossible to predict whether a security will be traded in the future). Nonetheless, Marsico makes reasonable efforts to apply this period. The Blackout Period does not apply to Marsico Fund transactions.

          If a pre-cleared trade falls within the Blackout Period, MCM may ask the Covered Person to cancel the transaction if appropriate in the circumstances, or may waive compliance with the requirement if there is good cause or under other special circumstances.

     d. DE MINIMIS EXEMPTIONS FROM THE BLACKOUT PERIOD. During the pre-clearance review by Compliance, transactions in Restricted-Reportable Investments may be allowed a de minimis exemption from the Blackout Period when the total trade in a security on any one day is equal to or less than an estimated $20,000 at the time of pre-clearance (AGGREGATED ACROSS AN EMPLOYEE'S AND A RELATED COVERED PERSON'S ACCOUNTS HAVING COMMON OWNERSHIP) and the security's issuer has a market capitalization of $5 billion or greater. Please note that multiple classes or types of shares from one issuer will be combined for consideration of the $20,000 limit. In calculating the value of derivatives for purposes of the de minimis exemption, the calculation is based on the value of the shares underlying the applicable contract, and not the value of the contract.

          TRANSACTIONS MEETING THE DE MINIMIS EXEMPTION FROM THE BLACKOUT PERIOD MUST STILL BE PRE-CLEARED WITH THE COMPLIANCE DEPARTMENT AND MUST BE REPORTED PURSUANT TO THE REQUIREMENTS OF THIS CODE.

D. 4. SPECIAL TRANSACTIONS REQUIRING PRE-CLEARANCE OF PURCHASE OR SALE

     a. EMPLOYMENT ARRANGEMENTS. A Covered Person may buy or sell Restricted-Reportable Investments, including options under a present or former EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if the employer or an affiliate issues the securities or options. An Employee must obtain MCM's prior approval if a related Covered Person enters into such an arrangement to receive options or other securities in connection with a new employment arrangement commencing after the Employee has joined MCM. (See form of Approval of Investment in Limited Offering covered in b. below).

     b. LIMITED OFFERINGS. A Covered Person may NOT acquire an interest in ANY LIMITED OFFERING (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets) UNLESS a related Employee obtains MCM's PRIOR APPROVAL (see form of Approval of Investment in Limited Offering).

          Investments in a hedge fund or other pooled vehicle whose assets are invested in publicly-traded shares of stock and other securities like those purchased for MCM clients (except a fund advised by MCM) will generally be subject to conditions similar to those for a Special Account discussed below.

          A Covered Person may SELL an interest in a Limited Offering without restrictions, (unless the person will receive an interest in an Initial Public Offering in return, which requires MCM's prior approval). Holdings and transactions in a Limited Offering must be reported on Code report forms (subject to exceptions discussed in E.1.d. below).

          A Covered Person need not seek approval for additional transactions in a Limited Offering after the initial transaction if the additional transactions do not increase the amount of the person's investment beyond what was originally approved by MCM. If there are additional investments in the same previously approved Limited Offering beyond the original amounts approved, the additional investments must be approved and the transactions must be reported as required in section E.1.b.

          If a Covered Person acquires a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. At MCM's discretion, the Employee having a Beneficial Ownership interest in the investment may be excluded from decision-making relating to such an investment. If the Employee plays a material part in MCM's consideration of the investment, the decision to invest may be independently reviewed by other MCM investment personnel with no personal interest in the issuer. MCM may request information from Employees regarding these items, as appropriate.

          Pre-approval and reporting requirements may not apply to a Covered Person's ownership of certain personal or family companies or partnerships that do not hold assets such as securities primarily for investment. An entity (e.g., an LLC) that holds only family property (such as an airplane, residence, or vacation home), and is not primarily intended as an investment, are exempted because the entity is not a vehicle for investing in securities. In contrast, if the entity holds securities or similar assets mainly for investment, owns substantial income- producing assets, or offers shares/ownership opportunities to non-family members, it may be viewed as an investment vehicle, and the exemption may NOT apply.

     c. SPECIAL ACCOUNTS. A financial adviser, trustee, or other person may buy or sell Restricted-Reportable Investments in a managed Special Account for an Employee (or other Covered Person in whose securities the Employee has a Beneficial Ownership interest) ONLY in circumstances requiring, among other things, that the Employee obtains MCM's prior approval (see form of Special Account Certification). Approval will require that:

          (1) The financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that the Employee has no direct influence or control over specific investment decisions made for the Special Account, apart from providing information about general goals and objectives and restricted securities;

          (2) The Employee (and any related person) does not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

          (3) The financial adviser, trustee, or other person who manages the Special Account does not consult in advance with the Employee (or related Covered Person) regarding specific investment decisions to be implemented for the Special Account, apart from obtaining information about general goals and objectives and restricted securities; and

          (4) The Employee completes the form of Special Account Certification (or its equivalent) and any other documents requested by MCM; reports the EXISTENCE of the Special Account in periodic holdings and transaction reports; and reports SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

          Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to impose additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.

     d. INITIAL PUBLIC OFFERINGS. A Covered Person may NOT ACQUIRE an interest in an INITIAL PUBLIC OFFERING ("IPO") UNLESS a related Employee obtains the PRIOR APPROVAL of MCM's Compliance Department (see form of Approval of Investment in Initial Public Offering), or the purchase occurs through a transaction involving limited discretion. Because IPO securities generally are Restricted-Reportable Investments, sales of such securities also are subject to pre-clearance requirements. PURCHASES OF IPOS WILL NOT BE ALLOWED A DE MINIMIS EXEMPTION FROM THE BLACKOUT PERIOD.

E.1. REPORTING OBLIGATIONS

     Each Employee must file with MCM periodic reports about the Employee's securities holdings, transactions, and accounts and those of other Covered Persons related to the Employee as defined in B.1. above. SEC requirements mainly determine the form of these reports and their contents.

     FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF THE CODE AND SEC RULES. If you are late, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment.

     a. INITIAL HOLDINGS REPORT: Each Employee must provide an initial complete listing of all accounts and each Covered Security (consisting of Prohibited Investments, Restricted-Reportable Investments, and Reportable Investments as defined on pages 3 through 5, including Marsico Fund shares and MCM Sub- advised Fund shares) in which you or related Covered Persons had any direct or indirect Beneficial Ownership as of the date when employment began.

          (1) Specifically, within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

               (a) The name/title and ticker symbol (or other security identifier) of each Covered Security (including all holdings of Marsico Fund shares and of MCM Sub-advised Fund shares).

               (b) The number of shares held; and the principal amount of the COVERED SECURITY as of the date when you began employment with Marsico. You may initially provide this information to Compliance by supplying copies of account statements or broker transaction confirmations that contain accurate, up-to-date information. All information contained in the account statements or confirmations must be current as of a date not more than 45 days prior to the date of your employment.

               (c) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your or any related Covered Person's direct or indirect benefit when you began employment with Marsico, the approximate date(s) when those accounts were established, and the account numbers and names of the persons for whom the accounts are held. MCM's Compliance Department will request duplicate account statements and confirmations (either electronically or via paper statements) from relevant brokers, dealers, banks and other institutions with assistance from the Marsico Employee.

               (d)  The date that you submitted the report.

     b. QUARTERLY TRANSACTION REPORT: Each Employee must provide a quarterly report indicating all transactions during the quarter in Covered Securities (this includes Restricted-Reportable Investments and Reportable Investments as defined on pages 3 through 5) in which you or related Covered Persons had any direct or indirect Beneficial Ownership.

          (1) Specifically, within thirty days after the end of each calendar quarter, you must submit to Marsico a report that contains:

               (a) The date of each transaction (purchases, exchanges, sales), the name/title and ticker symbol (or CUSIP), interest rate and maturity date (if applicable), and the number of shares of and the principal amount of each COVERED SECURITY involved. Any transactions in an automatic investment plan including a dividend reinvestment plan do not need to be reported (although Compliance may request duplicate statements containing these transactions from time to time). In the event that no reportable transactions occurred during the quarter, the report should so note and be submitted in that form.

               (b) The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition).

               (c)  The price at which the transaction was effected.

               (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

     You may provide this information by providing electronic or paper account statements or transaction confirmation copies to Compliance that contain accurate, up-to-date information, or by relying on statements or confirmations (or other information) KNOWN to have been received by Marsico no later than 30 days after the end of the applicable calendar quarter. YOU NEED NOT PROVIDE BACK-UP STATEMENTS REGARDING PURCHASE AND SALE TRANSACTIONS IN MARSICO FUND SHARES THAT ARE HELD AT EMPOWER, UMB, OR THROUGH ELECTRONIC FEED BROKERS (HOWEVER, STATEMENTS MAY BE REQUESTED IN THE INSTANCE OF ROLLOVERS INTO EMPOWER, OR FOR CERTAIN ELECTRONIC FEED BROKERS WHICH DO NOT PROVIDE ELECTRONIC STATEMENT FILES). MCM's Compliance Department obtains monthly purchase and sale reports from Empower regarding the Marsico 401(k) accounts and from UMB regarding Marsico Fund shares you hold at UMB in accounts that you have identified.

               (e) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held DURING THE QUARTER for your or any related Covered Person's direct or indirect benefit, the account numbers and names of the persons for whom the accounts were held, and the approximate date when each account was established.

               (f) A notice of any NEW account opened for the direct or indirect Beneficial Ownership of the Employee DURING THE PAST QUARTER. MCM's Compliance Department will send a request to relevant institutions to provide duplicate account statements and confirmations (either electronically or via paper statements) of securities transactions to Marsico with assistance from the Employee.

               (g)  The date that you submitted the report.

     c. ANNUAL HOLDINGS REPORT: Annually, within 45 days after a date specified by the Compliance Department, each Employee must submit to Marsico a report that contains a complete listing of all accounts and of each Covered Security (consisting of Restricted-Reportable Investments and Reportable Investments as defined on pages 3 through 5, including Marsico Fund shares) in which you or related Covered Persons had any direct or indirect Beneficial Ownership as of the date.

          (1) Specifically, within 45 days after the specified date, you must submit to Marsico a report that contains:

               (a) the name/title and ticker symbol (or other security identifier) of each Covered Security (including all holdings of Marsico Fund shares).

               (b)  the number of shares held.

               (c)  the principal amount of the COVERED SECURITY.

     You may provide this information in part by providing electronic or paper account statements or transaction confirmation copies to Compliance that contain accurate, up-to-date information. All information contained in account statements or confirmations provided to Compliance must be current AS OF THE SPECIFIED DATE (not more than 45 days prior to the submission date). YOU NEED NOT PROVIDE BACK-UP STATEMENTS REGARDING SHARE BALANCES OF MARSICO FUND SHARES THAT ARE HELD AT EMPOWER, UMB, OR THROUGH ELECTRONIC FEED BROKERS. Regarding Marsico Fund shares, MCM's Compliance Department obtains monthly share balance reports from Empower regarding the Marsico 401(k) accounts and from UMB regarding Marsico Fund shares you hold at UMB in accounts that you have identified. MCM's Compliance department also receives daily share balance information for Marsico Fund shares held in accounts that you have identified with Electronic Feed Brokers. YOU MUST CONFIRM THAT THE INFORMATION CONTAINED IN THESE CONFIRMATIONS AND STATEMENTS OR TRANSACTION REPORTS ACCURATELY REFLECTS ALL REPORTABLE HOLDINGS FOR THE PERIOD.

               (d) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT IN WHICH ANY SECURITIES (COVERED SECURITIES OR NOT) were held for your or any related Covered Person's direct or indirect benefit on the effective date, the account numbers and names of the persons for whom the accounts are held, and the approximate date when each account was established.

               (e)  The date that you submitted the report.

               (f) Certifications: Initially, annually, and following any amendments, all Employees will be required to certify that they have read and understand the Code and have complied with the requirements of the Code.

     d. EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control (ALTHOUGH SECURITIES HOLDINGS AND TRANSACTIONS IN THESE TYPES OF ACCOUNTS MAY BE LISTED IF MARSICO IS RECEIVING INFORMATION ELECTRONICALLY THROUGH MCM'S SOFTWARE USED TO ASSIST IN MONITORING THE CODE), unless requested by the Compliance Department. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

     Marsico may at any time request statements for any account listed on a report to assist in ensuring compliance with the Code. Please ask the Compliance Department or the Legal Department if you have questions about reporting requirements.

E.2. REVIEW OF REPORTS AND OTHER DOCUMENTS

     The Compliance Department will review each report submitted pursuant to Section E.1. by Employees for consistency with the Code, and may review account statements or confirmations from institutions that maintain the accounts. To ensure adequate scrutiny, a report concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department.

F.   VIOLATIONS OF THE CODE

     All Employees will promptly report any violations of the Code to the Chief Compliance Officer of MCM, the Chief Compliance Officer of the Funds, or a member of the Compliance Department.(1) Reports of violations of the Code may be submitted anonymously. Voluntary cooperation with MCM's internal compliance and reporting systems may assist MCM to efficiently manage and resolve compliance issues as well as benefit Employees. Efforts to obscure Code violations may result in sanctions. EMPLOYEES WHO IN GOOD FAITH REPORT VIOLATIONS OF THE CODE OR OTHER MCM POLICIES AND PROCEDURES SHALL NOT BE SUBJECT TO ANY RETALIATION FOR THEIR CONDUCT IN REPORTING SUCH VIOLATIONS.

     The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the Chief Compliance Officer of MCM or


----------
1 All violations of this Code must periodically be reported to MCM's Chief Compliance Officer.

     the Chief Compliance Officer of the Funds appropriate action to cure the violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If an Employee or a related Covered Person violates the Code, the Employee may be subject to sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.

G.   PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION

     MCM maintains comprehensive policies and procedures designed to prevent the misuse of material, non-public information ("Insider Trading Policy"). MCM's Insider Trading Policy is designed to ensure, among other goals, that MCM personnel act consistently with fiduciary and legal duties owed to clients, and that those personnel do not personally profit from material, non-public information available to them at the expense of clients or other persons to whom duties are owed. MCM's Insider Trading Policy is also designed to ensure that MCM's proprietary information, including MCM securities recommendations and client securities holdings, is not disclosed improperly. Every MCM employee is required to read the Insider Trading Policy, to sign and return accompanying acknowledgements, and to retain a copy of the policy in a readily accessible place for reference.

     SPECIAL PROVISION FOR INDEPENDENT FUND TRUSTEES: This provision is intended to prevent the misuse of material, non-public information when an Independent Trustee also serves as a director or officer of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. In those circumstances, the Independent Trustee should refrain from privately discussing the company or the Marsico Funds' holdings (or contemplated holdings) in the company with any Marsico Employee. The Independent Trustee also should recuse himself or herself from any Board discussion or presentation regarding the securities of the company. The Independent Trustee may attend a general company meeting or other meeting, at which the Independent Trustee may discuss the company with other members of the Board, the financial community, or securities analysts. Any questions regarding this policy should be discussed with the Chief Compliance Officer of the Funds.

H. 1. MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
      OFFERINGS

     Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

     a. SERVICE ON BOARDS: Employees may not serve on the board of directors or in a similar capacity for any for-profit company or other for-profit organization that is the type of company in which MCM might reasonably consider investing for clients without MCM's written approval. Approval generally will be granted only if MCM believes that board service is consistent with the best interests of Marsico's clients. If service on the board or in a similar capacity is authorized, you and MCM may need to follow certain procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation. Employees are asked to notify the Compliance Department if they serve in an INVESTMENT-RELATED ROLE on the board of directors or similar capacity for any organization (INCLUDING NON-PROFIT ENTITIES).

     b. OTHER BUSINESS ACTIVITIES/RELATIONSHIPS: Employees should consider their fiduciary responsibilities to MCM and its clients in connection with outside business activities, business-related financial relationships, and outside employment arrangements. Employees should also consider family members' employment arrangements. Outside business activities, business-related financial relationships, and employment arrangements should not interfere with the Employee's responsibilities at MCM, and Employees should be sensitive to the appearance of potential conflicts of interest. A potential conflict of interest may appear to exist when an Employee's or family member's private or personal interests could significantly interfere with the interests of MCM or its clients, including the Marsico Funds.

     To help MCM manage potential conflicts of interest, please inform the Compliance Department or Legal Department of any of your significant and/or investment-related outside business activities, business-related financial relationships, or those of family members (such as your spouse, parent, spouse's parent, sibling, child) employment arrangements if they might appear to raise potential conflicts of interest, including, but not limited to, business or employment relationships with a broker-dealer or other service provider to MCM, a company in which MCM invests or may invest in for client portfolios, a client or potential client of MCM, or another firm that has a significant relationship with MCM. Any questions should be directed to the Compliance Department or Legal Department.

     c. GIFTS/ENTERTAINMENT: Marsico seeks to work with service providers and clients based primarily on factors such as the quality of services provided, rather than on extraneous considerations such as gifts or relationship aspects not relevant to service quality.

          ACCEPTING GIFTS OR ENTERTAINMENT

               EMPLOYEES SHOULD NOT ACCEPT GIFTS, MEALS, OR ENTERTAINMENT FROM ANYONE BASED ON MCM'S POSITION IN PROVIDING (OR POTENTIALLY PROVIDING) INVESTMENT MANAGEMENT SERVICES TO ERISA PLANS (or to pooled funds on behalf of such plans), or based on the value or amount of business conducted with ERISA plans (or with pooled funds on behalf of such plans), without approval by the

               Compliance Department. If such gifts or entertainment are inadvertently accepted, please promptly notify the Compliance Department.

               On occasion, Employees may be offered non-cash gifts or entertainment by clients, broker-dealers, other service providers or vendors, or other persons not affiliated with Marsico who may be in a position to do business with Marsico. Any gifts and entertainment considered for acceptance should be nominal or ordinary and customary, and Employees may not accept cash gifts, or extraordinary or extravagant gifts or entertainment.

               SUBJECT TO RESTRICTIONS ON RECEIVING GIFTS AND ENTERTAINMENT BASED ON MCM'S PROVISION OF SERVICES TO ERISA PLANS, AS DISCUSSED ABOVE, you may accept gifts of a nominal value (i.e., no more than $100 annually from one person) such as gift baskets or food items. (Trinkets such as pens, key chains, Lucite "tombstones", logo-emblazoned items, or similar promotional items of de minimis value are not considered to be gifts.)

               For reasons such as to maintain good working relationships and service quality, evaluate capabilities and limitations, learn more about alternatives, etc., you may accept invitations to participate in CUSTOMARY business meals and/or other entertainment of reasonable value if both you and the giver are present and the entertainment is not extravagant (e.g., routine sporting events or theatrical productions are permissible). PLEASE CALL THE COMPLIANCE DEPARTMENT IF YOU ARE UNSURE ABOUT WHETHER YOU MAY RECEIVE A GIFT, MEAL OR ENTERTAINMENT FROM SERVICE PROVIDERS OR CLIENTS.

               You may not solicit gifts or entertainment from anyone. Please do not accept gifts or entertainment that could raise any questions about MCM's commitment to work with service providers and others based on factors such as the quality of services provided, or that could be embarrassing to you or Marsico if made public.

          GIVING GIFTS OR ENTERTAINMENT

               EMPLOYEES SHOULD NOT GIVE GIFTS, MEALS, OR ENTERTAINMENT TO ANYONE IN CONNECTION WITH MCM'S POSITION IN PROVIDING (OR POTENTIALLY PROVIDING) INVESTMENT MANAGEMENT SERVICES TO ERISA PLANS (or to pooled funds on behalf of such plans), or based on the value or amount of business conducted with ERISA plans (or with pooled funds on behalf of such plans) without approval by the Compliance Department. EMPLOYEES ALSO SHOULD NOT GIVE ANY GIFTS, MEALS OR ENTERTAINMENT TO TAFT-HARTLEY CLIENTS (UNION CLIENTS OR PROSPECTS) OR FOREIGN PUBLIC OFFICIALS (FOR EXAMPLE, PUBLIC OFFICIALS THAT RUN SOVEREIGN WEALTH FUNDS) WITHOUT APPROVAL BY THE COMPLIANCE DEPARTMENT. If such gifts, meals or entertainment are inadvertently given, please promptly report them to the Compliance Department.

               OTHERWISE, employees may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, broker-dealers, publicly traded companies, commodity firms, news media, or clients or potential clients of MCM. Subject to the restrictions discussed above, you may provide customary and reasonable entertainment to these persons if both you and the recipient are present and the entertainment is not extravagant. Please do not give gifts or entertainment that could raise any questions about MCM's commitment to work with service providers and others based on factors such as the quality of services provided, or be embarrassing to you or Marsico if made public. PLEASE CALL THE COMPLIANCE DEPARTMENT IF YOU ARE UNSURE ABOUT WHETHER YOU MAY GIVE A GIFT, MEAL OR ENTERTAINMENT TO A CLIENT OR SERVICE PROVIDER.

               MCM may request information from Employees relating to gifts/entertainment activities. Please ask the Compliance Department or the Legal Department if you have questions about gifts or entertainment.

H.2. RECORDKEEPING REQUIREMENTS

     Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

     o A copy of the Code that is currently in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

     o A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

     o A copy of each report required to be submitted by an Employee under Section E. 1. , including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

     o A record of all Employees within the past five years who are or were required to make reports under the Code (maintained in an easily accessible place);

     o A record of all persons who are or were responsible for reviewing reports of Employees during the past five years (maintained in an easily accessible place);

     o A copy of each report to the Board of Trustees of the Funds submitted under Section H. 3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place);

     o A copy of each written approval granted to an Employee (including the reasons supporting such decision) relating to a Covered Person's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Pre-clearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted); and

     o A copy of each Employee's periodic Certificate of Compliance (acknowledging receipt of the Code and any amendments) for five years (maintained in an easily accessible place).

H.3. BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

     This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Independent Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-l (b) under the 1940 Act, including conduct identified in Section D. above.

     At least annually, the Fund's Chief Compliance Officer, on behalf of MCM, will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.

     MCM's Chief Compliance Officer must approve the Code on behalf of MCM. On an annual basis, MCM's Chief Compliance Officer, with the assistance of any designees, will review the adequacy and effectiveness of the Code, and make any necessary recommendations for revisions of the Code.

     MCM's Compliance Department is responsible for providing, as necessary, any training and education to Employees regarding compliance with the Code.

I. DEFINITIONS OF CERTAIN TERMS

     1.   "Access Person" means:

          (a) Any "MCM-Supervised Person," defined as any MCM partner, officer, director (or person with similar status or functions), or employee (or other person who provides investment advice for MCM and is subject to MCM's supervision or control), if the MCM-Supervised Person:

               (i) Has access to non-public information regarding any MCM client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any investment company advised or sub-advised by MCM; or


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

               (ii) Is involved in making securities recommendations to
                    clients, or has access to such recommendations that are non-public;

          (b) Any "Advisory Person of the Funds or of MCM," defined as (i) any director, officer, general partner or employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (ii) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund; and

          (c) Any "Informed Underwriter Representative," defined as a director, officer, or general partner of the principal underwriter of the Funds who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; provided that the Informed Underwriter Representative is not required to meet reporting requirements under the Code (or any code of ethics maintained by the principal underwriter) unless the principal underwriter is an affiliated person of a Fund or MCM, or the Informed Underwriter Representative also serves as an officer, director, or general partner of a Fund or MCM.

          (d) All directors, officers, and general partners of either MCM or the Funds are presumed to be Access Persons.


     2. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

     3.   "Covered Person" -- see Section B.1.

     4.   "Covered Security" -- see Section B.2.


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

     5. "Employee" means (1) any Marsico Employee, (2) any temporary staffer who has worked for Marsico continuously for more than 30 days, and (3) any other Access Person not included within (1) and (2). "Employee" does not include an INDEPENDENT Trustee of the Funds.

     6. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     7. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(6) of the Securities Act or pursuant to Rule 504, 505, or 506 under the Securities Act. A Limited Offering generally includes any interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, and certain interests in stock options or other deferred compensation.

     8. "Marsico Employee" means any officer, principal, or permanent employee of MCM, and any officer or permanent employee of the Funds. "Marsico Employee" does not include an INDEPENDENT Trustee of the Funds. "Marsico Employee" also does not include an inactive or semi-retired employee who receives salary or benefits, but does not actively participate in Marsico's business, have access to current information regarding the purchase or sale of Covered Securities by the Funds, or make recommendations regarding those purchases or sales.

     9.   "Prohibited Investment" -- see Section B.2.a.

     10.  "Restricted-Reportable Investment" -- see Section B.2.b.

     11.  "Reportable Investment" -- see Section B.2.c.

     12. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds or a mutual fund sub-advised by MCM; or (b) is being or has been considered by a Fund or MCM for purchase by the Fund or a mutual fund sub-advised by MCM; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

     13. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted-Reportable Investments for a Covered Person (or for a person in whose securities a Covered Person has a


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

          Beneficial Ownership interest), provided that the account meets the requirements described in Section D.4.c.

     The following forms are available in the MCM Forms public drive:

     o    Sample Letter to Broker or Other Institution

     o    Approval of Investment in Limited Offering

     o    Approval of Investment in Initial Public Offering

     o    Special Account Certification

     The following forms are to be submitted electronically through MCM's software used to assist in monitoring the Code. The forms may instead be submitted in paper form (templates of which are available from Compliance) in the event that MCM's software used to assist in monitoring the Code is temporarily unavailable, or for other reasons):

     o    Initial Personal Holdings Report

     o    Initial/Annual Certification of Compliance with Code of Ethics

     o    Quarterly Personal Transaction Report

     o    Annual Personal Holdings Report

     o    Pre-clearance Form

J.   ADOPTION AND EFFECTIVE DATE


     Approved by:     /S/ STEVEN CARLSON
     Title:           CHIEF COMPLIANCE OFFICER
     Effective as of: OCTOBER 1, 2004

     Amended:        APRIL 1, 2005
     Approved by:    /S/ STEVEN CARLSON
     Title:          CHIEF COMPLIANCE OFFICER
     Effective Date: FEBRUARY 1, 2005


     Amendment Approved: August 8, 2008

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

     Approved by: /s/ STEVEN CARLSON
     Title:       CHIEF COMPLIANCE OFFICER
     Effective Date: SEPTEMBER 1, 2008


     Approved by:    /s/ STEVEN CARLSON
     Title:          CHIEF COMPLIANCE OFFICER
     Effective Date:  DECEMBER 6, 2011


     Approved by:    /S/ STEVEN CARLSON
     Title:          CHIEF COMPLIANCE OFFICER
     Effective Date: DECEMBER 10, 2012

     Approved by:    /S/ STEVEN CARLSON
     Title:          CHIEF COMPLIANCE OFFICER
     Effective Date: MAY 20, 2015

     Approved by:    /S/ STEVEN CARLSON
     Title:          CHIEF COMPLIANCE OFFICER
     Effective Date: DECEMBER 1, 2015

     Approved by:    /S/ STEVEN CARLSON
     Title:          CHIEF COMPLIANCE OFFICER
     Effective Date: August 10, 2017





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